SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest reported) August 26,2002


                         CORMAX BUSINESS SOLUTIONS INC.
                  ---------------------------------------------
             (Exact name of registrant as specified in its chapter)


         UTAH                      000-11424            84-0959153
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(State or other jurisdiction      (Commission    (IRS Employer of incorporation)
incorporation                     File Number)   Identification No.)


Suite 250, 708 11th Avenue SW, Calgary, Alberta             T2R 0E4
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(Address of principal executive offices)                    (Postal Code)


Registrant's telephone number, including area code (403) 241-6391



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 ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        August 13, 2002 The Board of Directors has elected to repurchase Todd Violette's Class A Preferred and all common stock related to the Convertible Preferred under the terms outlined in the December 26, 2001 8-K. Mr. Violette has returned 100,000,000 million shares of common stock back to the treasury of Cormax and holds only the 1,000,000 shares of Convertible Preferred. The Board expects to complete the repurchase October 31, 2002. Total outstanding in common stock will be 87,341,296 and 1,000,000 Preferred shares after the repurchase.


 ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        August 22, 2002 Cormax entered into a Share Purchase Agreement with Ingenuity Marketing (2000) whereas Ingenuity Marketing (2000) has agreed to purchase 1,000,000 share of Class A Convertible Preferred from Cormax in return for a.) Obtaining a three million dollar underwriting commitment b.) Completing the acquisition of Identification Technologies Inc., and Alberta Company known as Identex www.identex.net c.) Pledge to obtain $8,000,000 dollars in revenue within twenty-four months of this agreement. Closing is scheduled for October 31, 2002. Upon Closing Ingenuity Marketing will become the Majority shareholder of the company. The Majority shareholder of Ingenuity Marketing (2000) is Peter Leeuwerke.


 ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        None


 ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None


 ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE


 ITEM 6. RESIGNATION OF REGISTRAR'S DIRECTORS

         None


 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a) Not Applicable

        It is impractical to provide the required audited financial statements and pro forma financial information at the time of the filing of this report. The required financial information will be filed within the time prescribed by Rule S-X.

        (b) Not Applicable

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        (c) EXHIBITS

                10.1 Share Purchase Agreement between Cormax Business Solutions, Inc. and Ingenuity Marketing


 ITEM 8. CHANGE IN FISCAL YEAR

         None


 ITEM 9. REGULATION FD DISCLOSURE

              None

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CORMAX BUSINESS SOLUTIONS INC.
                              (Registrant)


                              /s/ Todd Violette
Date  8/27/02                 ------------------------------------
                              Todd Violette, President/CEO